EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES FOURTH QUARTER 2025 RESULTS

New York, April 15, 2026 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 and Subsequent Events
•As the Company continues to refine its property holdings, the sale of 9 Times Square in the fourth quarter of 2024 and the disposition of 1140 Avenue of the Americas to its mortgage holders in the fourth quarter of 2025 impacted results
•Revenue was $6.5 million compared to $14.9 million for the fourth quarter of 2024 due, in part, to the disposition of properties
•Net loss attributable to common stockholders was $6.7 million or $2.62 per share, compared to net loss of $6.7 million, or $2.60 per share, in the fourth quarter of 2024
•Adjusted EBITDA was $1.2 million compared to $1.3 million in the fourth quarter of 2024
•Cash net operating income (“NOI”) was $1.8 million compared to $6.6 million in the fourth quarter of 2024
•69% of annualized straight-line rent from top 10 tenants(1) is derived from investment grade or implied investment grade(2) rated tenants with a weighted-average remaining lease term(3) of 6.9 years as of December 31, 2025

Full Year 2025 Highlights
•Revenue was $43.3 million compared to $61.6 million in 2024 due, in part, to the disposition of properties
•Net loss attributable to common stockholders was $21.2 million compared to $140.6 million in 2024
•Adjusted EBITDA was $0.3 million compared to $12.0 million in the full year 2024
•Cash NOI was $16.0 million compared to $27.6 million in 2024
•Portfolio occupancy of 80.3% with a weighted-average remaining lease term of 6.1 years as of December 31, 2025
•Completed 13 new leases totaling over 117,000 square feet and $20.4 million in straight-line rent
•Portfolio debt, as of December 31, 2025, is 100% fixed-rate with a 4.5% weighted-average interest rate and 1.5 years of weighted-average debt maturity
•Net leverage of 47.5% as of December 31, 2025

CEO Comments
“During the fourth quarter and throughout 2025, we continued to advance leasing across the portfolio while maintaining a stable occupancy profile supported by a high-quality, largely investment grade tenant base,” said Nicholas Schorsch, Jr., CEO of ASIC. “We believe the Company is increasingly well-positioned to execute ongoing efforts to dispose additional non-core assets and prioritize capital to better uses that enhance long-term shareholder value.”

Financial Results

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Revenue from tenants	$6,476	$14,889	$43,275	$61,570

Net loss attributable to common stockholders	$(6,696)	$(6,650)	$(21,194)	$(140,591)
Net loss per common share (a)	$(2.62)	$(2.60)	$(8.32)	$(56.51)
__________
(1)Per share data is based on 2,556,449 and 2,557,080 basic weighted-average shares outstanding for the three months ended December 31, 2025 and 2024, respectively and 2,546,562 and 2,487,827 for the years ended December 31, 2025 and 2024, respectively.

Real Estate Portfolio
The Company’s portfolio consisted of five properties and comprised 0.7 million rentable square feet as of December 31, 2025. Portfolio metrics include:
•80.3% leased, compared to 80.8% at the end of fourth quarter 2024, with 6.1 years remaining weighted-average lease term
•69.0% of annualized straight-line rent(4) from top 10 tenants derived from investment grade or implied investment grade tenants
•67.3% office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources
As of December 31, 2025, the Company had $1.3 million of cash and cash equivalents(5). The Company’s net debt(6) to gross asset value(7) was 47.5%, with net debt of $249.7 million.
All of the Company’s debt was fixed-rate as of December 31, 2025. The Company’s total combined debt had a weighted-average interest rate of 4.5%(8).
The Company’s debt was a weighted-average debt maturity of 1.5 years.

Footnotes/Definitions
(1)Top 10 tenants based on annualized straight-line rent as of December 31, 2025.
(2)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2025. Top 10 tenants are 43.6% actual investment grade rated and 25.4% implied investment grade rated.
(3)The weighted-average remaining lease term (years) is based on annualized straight-line rent as of December 31, 2025.
(4)Annualized straight-line rent is calculated using the most recent available lease terms as of December 31, 2025.
(5)Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash, cash equivalents and restricted cash) of $5.0 million.
(6)Total debt of $251.0 million less cash and cash equivalents of $1.3 million as of December 31, 2025. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
(7)Defined as the carrying value of total assets of $445.2 million plus accumulated depreciation and amortization of $80.6 million as of December 31, 2025.
(8)Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call
ASIC will host a webcast and call on April 15, 2026 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.
Dial-in instructions for the conference call and the replay are outlined below.
To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.
Live Call
Dial-In (Toll Free): 1-877-269-7751
International Dial-In: 1-201-389-0908

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference ID: 13758199
*Available one hour after the end of the conference call through April 29, 2026
About American Strategic Investment Co.
American Strategic Investment Co. (NYSE: NYC) owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.

Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.

Important Notice Regarding Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements, including, without limitation, statements regarding the Company’s ability to return to compliance with the New York Stock Exchange’s (“NYSE”) continued listing standards. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine, Israel and Hamas and the U.S. and Israel against Iran, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) economic uncertainties about the ultimate impact of tariffs imposed by, or imposed on, the United States and its trading relationships, (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be identified or be completed on favorable terms, or at all, and (g) that we may not be able to regain compliance with NYSE’s continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on April 15, 2026 with the United States Securities and Exchange Commission (“SEC”) and all other filings with the SEC after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Accounting Treatment of Rent Deferrals
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Contacts:
Investors and Media:
Email: investorrelations@americanstrategicinvestment.com
Phone: (866) 902-0063

American Strategic Investment Co.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	December 31,
	2025	2024
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$114,099	$129,517
Buildings and improvements	268,474	341,314
Acquired intangible assets	5,389	19,063
Total real estate investments, at cost	387,962	489,894
Less accumulated depreciation and amortization	(80,579)	(91,135)
Total real estate investments, net	307,383	398,759
Cash and cash equivalents	1,297	9,776
Restricted cash	6,750	9,159
Contract asset	108,648	—
Operating lease right-of-use asset	—	54,514
Prepaid expenses and other assets	3,169	5,233
Straight-line rent receivable	15,421	23,060
Deferred leasing costs, net	2,492	6,565
Total assets	$445,160	$507,066

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$249,565	$347,384
Debt associated with property in receivership	99,000	—
Accrued interest associated with property in receivership	9,648	—
Accounts payable, accrued expenses and other liabilities (including amounts due to/(from) related parties of $(280) and $317 at December 31, 2025 and 2024, respectively)	18,739	15,302
Note payable to related parties	650	—
Operating lease liability	—	54,592
Below-market lease liabilities, net	708	1,161
Deferred revenue	2,094	3,041
Total liabilities	380,404	421,480

Common stock, $0.01 par value, 300,000,000 shares authorized, 2,692,941 and 2,634,355 shares issued and outstanding as of December 31, 2025 and 2024, respectively	27	27
Additional paid-in capital	731,793	731,429
Distributions in excess of accumulated earnings	(667,064)	(645,870)
Total stockholders' equity	64,756	85,586
Non-controlling interests	—	—
Total equity	64,756	85,586
Total liabilities and stockholders' equity	$445,160	$507,066

American Strategic Investment Co.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue from tenants	$6,476	$14,889	$43,275	$61,570

Operating expenses:
Asset and property management fees to related parties	1,802	1,927	7,281	7,751
Property operating	4,690	8,746	27,454	34,185
Impairment of real estate investments	—	—	30,558	112,541
Equity-based compensation	90	92	364	408
General and administrative	1,208	2,690	8,270	9,216
Depreciation and amortization	2,594	3,582	12,816	18,408
Total operating expenses	10,384	17,037	86,743	182,509
Operating loss before gain on disposition of real estate investments	(3,908)	(2,148)	(43,468)	(120,939)
Gain (loss) on disposal of real estate investments	3,599	(276)	47,867	(276)
Operating gain (loss)	(309)	(2,424)	4,399	(121,215)
Other income (expenses):
Interest expense	(4,087)	(4,311)	(15,281)	(19,488)
Interest expense associated with property in receivership	(2,305)	—	(10,318)	—
Other income (expenses)	4	85	6	112
Total other expense	(6,388)	(4,226)	(25,593)	(19,376)
Net loss before income taxes	(6,696)	(6,650)	(21,194)	(140,591)
Income tax expense	—	—	—	—
Net loss and Net loss attributable to common stockholders	$(6,696)	$(6,650)	$(21,194)	$(140,591)

Weighted-average shares outstanding — Basic and Diluted	2,556,449	2,557,080	2,546,562	2,487,827
Net loss per share attributable to common stockholders — Basic and Diluted	$(2.62)	$(2.60)	$(8.32)	$(56.51)

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Net income (loss) and Net income (loss) attributable to common stockholders	$(8,592)	$(41,660)	$35,754	$(6,696)	$(21,194)
Depreciation and amortization	3,591	3,545	3,086	2,594	12,816
Interest expense(1)	4,083	7,850	4,124	4,087	20,144
Interest expense associated with property in receivership (1)	—	—	3,151	2,305	5,456
Income tax expense	—	—	—	—	—
EBITDA	(918)	(30,265)	46,115	2,290	17,222
Impairment of real estate investments	—	30,558	—	—	30,558
(Gain) loss on disposition of real estate investments	—	—	(44,268)	(3,599)	(47,867)
Equity-based compensation	92	92	90	90	364
Other income (expenses)	(6)	(4)	8	(4)	(6)
Adjusted EBITDA	(832)	381	1,945	(1,223)	271
Asset and property management fees to related parties	1,868	1,682	1,929	1,802	7,281
General and administrative	3,135	2,172	1,755	1,208	8,270
NOI	4,171	4,235	5,629	1,787	15,822
Accretion of below- and amortization of above-market lease liabilities and assets, net	(125)	(129)	(24)	(27)	(305)
Straight-line rent (revenue as a lessor)	120	348	159	53	680
Straight-line ground rent (expense as lessee)	27	27	(242)	—	(188)
Cash NOI	$4,193	$4,481	$5,522	$1,813	$16,009
_____
(1)Interest expense for the three months ended March 31, 2025 and June 30, 2025 includes expense associated with the 1140 Avenue of the Americas property. During the three months ended September 30, 2025, the 1140 Avenue of the Americas property entered into receivership and as a result the interest expense related to the property was disclosed separately as interest expense associated with property in receivership. See the Company’s Form 10-K for details.

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

Three Months Ended
December 31, 2025
Net loss attributable to common stockholders	$(6,696)
Depreciation and amortization	2,594
Interest expense	4,087
Interest expense associated with property in receivership	2,305
Income tax expense	—
EBITDA	2,290
Gain on disposition of real estate assets	(3,599)
Equity-based compensation	90
Other (income) loss	(4)
Adjusted EBITDA	(1,223)
Asset and property management fees to related parties	1,802
General and administrative	1,208
NOI	1,787
Accretion of below- and amortization of above-market lease liabilities and assets, net	(27)
Straight-line rent (revenue as a lessor)	53
Straight-line ground rent (expense as lessee)	—
Cash NOI	$1,813

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.
As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.